   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1996

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           __________________________

                                   FORM 8-A/A
                                AMENDMENT NO. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           __________________________

                     INFORMATION MANAGEMENT RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           FLORIDA                                              59-2911475
(State or Other Jurisdication                                (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)


                                   SUITE 500
                          26750 U.S. HIGHWAY 19 NORTH
                           CLEARWATER, FLORIDA 34621
          (Address of Principal Executive Offices, Including Zip Code)

                          ___________________________



If this Form relates to the         If this Form relates to the registration
registration of a class of debt     of a class of debt securities and is to
securities and is effective upon    become effective simultaneously with
filing pursuant to General          the effectiveness of a concurrent
Instruction A(c)(1) please check    registration statement under the
the following box. [ ]              Securities Act of 1933 pursuant to
                                    General Instruction A(c)(2) please check the following box. [ ]


     Securities to be registered pursuant to Section 12(b) of the Act:

                                    NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

    Title of Each Class                        Name of Each Exchange on Which
     to be Registered                          Each Class is to be Registered
     ----------------                          ------------------------------
Common Stock, par value $.10 per share          Nasdaq National Market System

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THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES.  CERTAIN EXHIBITS ARE
INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORMS S-1 FILED CONCURRENTLY HEREWITH.
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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Registrant hereby amends its Registration Statement on Form 8-A to reflect filing under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 2.   EXHIBITS.

     The following exhibits are filed as part of the Registration Statement.

     2(a)* Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (Registration No. 333-12037).

     2(b)*  Form of Amended and Restated Articles of Incorporation.

     2(c)*  Form of Amended and Restated Bylaws.

     2(d)+  Copy of form of stock certificate for the Registrant's Common
            Stock.




--------------------
*         Previously filed.
+         Incorporated herein by reference to Exhibit 4.2 of the Registrant's
Registration Statement on Form S-1, as amended.
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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 INFORMATION MANAGEMENT RESOURCES, INC.



                                 By:  /s/ Michael J. Dean
                                      -------------------
                                      Michael J. Dean
                                      Chief Financial Officer

Date: October 20, 1996